Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT CONTRACT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”), dated as of January 14, 2011, by and between Hongwen Li (the “Employee”) and U.S. China Mining Group, Inc., a Nevada corporation (the “Company”).

WHEREAS, the Employee and the Company previously entered into that certain Employment Agreement dated as of August 15, 2008 (the “Employment Agreement”); and

WHEREAS, the Employee and the Company desire to amend certain terms and provisions of the Employment Agreement;

NOW, THEREFORE, for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Employee and the Company hereby agree to amend the Employment Agreement as follows:

1.           Effective as of January 1, 2011, Section 6(a) of the Employment Agreement is hereby amended by deleting that section in its entirety and replacing it with the following:

“(a)           Annual Salary.  Executive shall be entitled to receive an annual salary of $200,000 (the “Annual Salary”), payable ratably in accordance with the Company’s payroll schedule.”

2.           Except as specifically amended herein, the Employment Agreement shall remain in full force and effect.

3.           This Amendment may be executed in one or more counterparts (including by facsimile or other electronic transmission), each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

(Signatures appear on following page)

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment effective as of the date specified above.

“EMPLOYEE”:

/s/ Hongwen Li
Hongwen Li

“COMPANY”:
U.S China Mining Group, Inc.

By:	/s/ Hongwen Li
Name:	Hongwen Li
Title:	Chief Executive Officer